Exhibit 99.1

King City, ON ---- February 27, 2007 --- TrackPower, Inc. (TPWR: OTCBB) announced today that Edward M. Tracy has stepped down as CEO and Chairman of the Board. Upon Mr. Tracy’s resignation, the company announced the reappointment of John G. Simmonds as CEO and Chairman of the Board, effective immediately.

Mr. Simmonds previously served as TrackPower’s Chairman of the Board from May 1998 to November 2006, and its CEO from May 1998 to May 2005.

In addition, David Robbins reported that he has resigned as the company’s Corporate Secretary. The announcement was followed by the appointment of Carrie Weiler as his replacement, effective immediately. In addition, Paul Francey and Michael Connell were appointed as new Directors of TrackPower, following which Directors Jim Ahearn and Ken Adelberg resigned from the board.

TrackPower, Inc. is a corporation organized in Wyoming in 1993, which currently pursues opportunities in horse racing, gaming and related industries.

This release includes projections of future results and "forward-looking statements" as that term is defined in Sections 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release. TrackPower, Inc. (OTC Bulletin Board: TPWR - News )

For more information, please contact:

John G. Simmonds
Chairman and CEO
TrackPower, Inc.
Phone: 905-833-9845 ext. 223
Fax: 905-833-9847